Exhibit 99.1

News Release

Trustmark Corporation Announces Second Quarter 2024 Financial Results

Completed Significant Actions to Increase Earnings, Enhance Profitability Profile,

Reduce Risk, and Strengthen Capital Flexibility

JACKSON, Miss. – July 23, 2024 – Trustmark Corporation (NASDAQGS:TRMK) announced second quarter financial results which reflect the previously disclosed sale of Fisher Brown Bottrell Insurance, Inc. (FBBI). As such, second quarter financial results consist of both continuing operations and discontinued operations. The discontinued operations include the financial results of FBBI prior to the sale as well as the gain on sale in the second quarter. The discontinued operations results are presented as a single line item below income from continuing operations in the accompanying tables for all periods presented. Financial results from adjusted continuing operations exclude significant non-routine transactions(1). Trustmark reported net income of $73.8 million in the second quarter of 2024, representing diluted earnings per share of $1.20 and net income from adjusted continuing operations(1) of $40.5 million, or $0.66 per diluted share.

The Board of Directors declared a quarterly cash dividend of $0.23 per share payable September 15, 2024, to shareholders of record on September 1, 2024.

Significant Non-Routine Transactions in the Second Quarter

•
Completed sale of FBBI, producing a gain on sale of $228.3 million ($171.2 million, net of taxes)
•
Restructured investment securities portfolio; sold available for sale securities of $1.6 billion with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes); purchased $1.4 billion of available for sale securities with an average yield of 4.85%
•
Sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at time of selection totaling $56.2 million (Mortgage Loan Sale) which generated a loss of $13.4 million ($10.1 million, net of taxes); sale drove a $54.1 million reduction in nonperforming loans
•
Exchanged Visa Class B-1 shares for Visa Class B-2 shares and Visa Class C common stock; Visa Class C stock exchange resulted in a gain of $8.1 million ($6.0 million, net of taxes)

Second Quarter Highlights

•
Loans held for investment (HFI) increased $97.5 million, or 0.7%, from the prior quarter to $13.2 billion; excluding the Mortgage Loan Sale, loans HFI increased $152.4 million, or 1.2%, linked-quarter
•
Deposits expanded $124.3 million, or 0.8%, linked-quarter to $15.5 billion
•
Net interest income (FTE) increased $8.1 million, or 6.0%, linked-quarter to $144.3 million, resulting in a net interest margin of 3.38%, up 17 basis points from the prior quarter
•
Noninterest expense totaled $118.3 million, down $1.3 million, or 1.1%, linked-quarter
•
Tangible equity to tangible assets ratio increased 105 basis points to 8.52% at June 30, 2024
•
Tangible book value per share increased $3.20, or 14.5%, to $25.23 at June 30, 2024

Duane A. Dewey, President and CEO, stated, “The second quarter of 2024 was an extremely productive quarter for Trustmark. We closed the previously announced sale of our insurance agency and completed significant balance sheet restructuring to position the company for improved operating performance into the second half of the year and beyond. While completing these non-recurring events, we also performed well in our core banking franchise with continued loan growth, deposit growth, solid fee income and disciplined expense management. The commitment and dedication of our associates across the organization to successfully meet our clients’ financial needs and execute the one-time projects are outstanding, and we believe the company is very well positioned for future opportunities.”

Balance Sheet Management

•
Loans HFI totaled $13.2 billion, up 0.7% from the prior quarter and 4.3% year-over-year
•
Deposits totaled $15.5 billion, up 0.8% from the previous quarter and 3.7% year-over-year
•
Enhanced strong capital position with CET1 ratio of 10.92% and total risk-based capital ratio of 13.29%

Loans HFI totaled $13.2 billion at June 30, 2024, reflecting an increase of $97.5 million, or 0.7%, linked-quarter and $541.5 million, or 4.3%, year-over-year. The linked quarter growth reflected increases in construction, development and other land loans, loans secured by nonfarm, nonresidential properties, and other loans and leases offset in part by declines in commercial and industrial loans, other real estate secured loans, and 1-4 family mortgage loans. Trustmark’s loan portfolio continues to be well-diversified by loan type and geography.

Deposits totaled $15.5 billion at June 30, 2024, up $124.3 million, or 0.8%, from the prior quarter and $549.0 million, or 3.7%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 85.1% of total deposits at June 30, 2024. Noninterest-bearing deposits represented 20.4% of total deposits at June 30, 2024, compared to 19.8% at March 31, 2024. The cost of interest-bearing deposits increased 1 basis point to 2.75% for the second quarter, while the cost of total deposits was 2.18%, unchanged from the prior quarter. The total cost of interest-bearing liabilities was 2.95% for the second quarter, up 3 basis points linked-quarter.

During the second quarter, Trustmark did not repurchase any of its outstanding common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2024, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2024. As of June 30, 2024, Trustmark had not repurchased any of its outstanding common shares under this program. At June 30, 2024, Trustmark’s tangible equity to tangible assets ratio was 8.52%, up 105 basis points from the prior quarter, while the total risk-based capital ratio was 13.29%, up 87 basis points from the prior quarter. Tangible book value per share was $25.23 at June 30, 2024, an increase of 14.5% from the prior quarter and 24.7% from the prior year.

Credit Quality

•
Nonaccrual loans declined 55.0% linked-quarter to $44.3 million, driven by the Mortgage Loan Sale
•
Net charge-offs totaled $11.6 million for the second quarter; excluding the Mortgage Loan Sale, net charge-offs totaled $3.0 million and represented 0.09% of average loans
•
Allowance for credit losses (ACL) represented 1.18% of loans HFI and 840.20% of nonaccrual loans HFI, excluding individually analyzed loans, at June 30, 2024

Nonaccrual loans totaled $44.3 million at June 30, 2024, down $54.1 million from the prior quarter and $30.7 million year-over-year. Other real estate totaled $6.6 million, reflecting a decrease of $1.0 million from the prior quarter and an increase of $5.4 million from the prior year. Collectively, nonperforming assets totaled $50.9 million at June 30, 2024, down $55.1 million, or 52.0%, from the prior quarter and $25.3 million, or 33.2%, from the prior year.

The total provision for credit losses for loans HFI was $23.3 million in the second quarter. Excluding the Mortgage Loan Sale, the provision for credit losses for loans HFI was $14.7 million and was primarily attributable to credit migration. The provision for credit losses for off-balance sheet credit exposures was a negative $3.6 million, primarily driven by decreases in unfunded commitments. Collectively, the provision for credit losses, excluding the Mortgage Loan Sale, totaled $11.1 million in the second quarter compared to $7.5 million from the prior quarter and $8.5 million in the second quarter of 2023.

Allocation of Trustmark’s $154.7 million ACL on loans HFI represented 1.05% of commercial loans and 1.59% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.18% at June 30, 2024. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $144.3 million in the second quarter, up 6.0% linked-quarter
•
GAAP noninterest income was negative $141.3 million in the second quarter while noninterest income from adjusted continuing operations(1) totaled $38.2 million and represented 21.3% of total revenue from adjusted continuing operations(1)
•
GAAP revenue was negative $0.3 million in the second quarter while revenue from adjusted continuing operations(1) totaled $179.3 million, up $7.1 million, or 4.1%, linked-quarter

Revenue from adjusted continuing operations(1) in the second quarter totaled $179.3 million, an increase of $7.1 million, or 4.1%, from the prior quarter and $1.5 million, or 0.9%, from the same quarter in the prior year. The linked-quarter increase primarily reflects higher net interest income and solid growth in bank card and other fees and wealth management revenue.

Net interest income (FTE) in the second quarter totaled $144.3 million, resulting in a net interest margin of 3.38%, up 17 basis points from the prior quarter. The increase in the net interest margin was primarily due to increased yields on the securities portfolio and the loans HFI and held for sale portfolio as well as the costs of interest-bearing deposits remaining relatively flat.

Noninterest income from adjusted continuing operations(1) in the second quarter totaled $38.2 million, a decrease of $1.1 million, or 2.8%, from the prior quarter and an increase of $0.4 million, or 1.1%, year-over-year. Bank card and other fees totaled $9.2 million in the second quarter, up $1.8 million, or 24.2%, linked-quarter and $0.3 million, or 3.5%, year-over-year. The linked-quarter increase reflects expanded customer derivative revenue, interchange revenue, and miscellaneous other revenue. Service charges on deposit accounts totaled $10.9 million in the second quarter, relatively unchanged from the prior quarter and up $0.2 million, or 2.1%, year-over-year. Other, net totaled $7.5 million, up $4.4 million linked-quarter as the $8.1 million gain from Visa C exchange was offset in part by the $4.8 million in noncredit-related loss from the Mortgage Loan Sale. Other, net from adjusted continuing operations(1) totaled $4.2 million, an increase of $1.1 million, or 35.5%, from the prior quarter.

Mortgage loan production in the second quarter totaled $379.5 million, an increase of 38.5% from the prior quarter and a decrease of 12.0% year-over-year. Mortgage banking revenue totaled $4.2 million in the second quarter, a decrease of $4.7 million linked-quarter and $2.4 million year-over-year. The linked-quarter decrease was principally attributable to increased net negative hedge ineffectiveness, which was driven by a higher assumed discount rate on servicing cash flows.

Wealth management revenue in the second quarter totaled $9.7 million, an increase of $0.7 million, or 8.3%, from the prior quarter and $0.8 million, or 9.1%, year-over-year. The linked-quarter growth reflected increased investment services and trust management revenue while the year-over-year increase reflected expanded brokerage revenue.

Noninterest Expense

•
Noninterest expense declined $1.3 million, or 1.1%, linked-quarter
•
Salary and employee benefit expense declined $0.6 million, or 1.0%, linked-quarter

Noninterest expense in the second quarter totaled $118.3 million, a decrease of $1.3 million, or 1.1%, when compared to the prior quarter. Salaries and employee benefits expense decreased $0.6 million, or 1.0%, linked-quarter principally due to reduced compensation expense and the seasonal decline in payroll taxes, which were partially offset by increased commission expense. Other expense declined $0.9 million, or 5.6%, linked-quarter.

(1) Please refer to Consolidated Financial Information, Note 1 – Significant Non-Routine Transactions and Note 7 – Non-GAAP Financial Measures.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 24, 2024, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, August 7, 2024, in archived format at the same web address or by calling (877) 344-7529, passcode 4456612.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2024	3/31/2024	6/30/2023	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,866,227	$1,927,619	$2,140,505	$(61,392)	-3.2%	$(274,278)	-12.8%
Securities AFS-nontaxable	—	—	4,796	—	n/m	(4,796)	-100.0%
Securities HTM-taxable	1,421,246	1,418,476	1,463,086	2,770	0.2%	(41,840)	-2.9%
Securities HTM-nontaxable	112	340	1,718	(228)	-67.1%	(1,606)	-93.5%
Total securities	3,287,585	3,346,435	3,610,105	(58,850)	-1.8%	(322,520)	-8.9%
Loans (includes loans held for sale)	13,309,127	13,169,805	12,732,057	139,322	1.1%	577,070	4.5%
Fed funds sold and reverse repurchases	110	114	3,275	(4)	-3.5%	(3,165)	-96.6%
Other earning assets	592,625	571,215	903,027	21,410	3.7%	(310,402)	-34.4%
Total earning assets	17,189,447	17,087,569	17,248,464	101,878	0.6%	(59,017)	-0.3%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(143,245)	(138,711)	(121,960)	(4,534)	-3.3%	(21,285)	-17.5%
Other assets	1,740,307	1,730,521	1,648,583	9,786	0.6%	91,724	5.6%
Total assets	$18,786,509	$18,679,379	$18,775,087	$107,130	0.6%	$11,422	0.1%

Interest-bearing demand deposits	$5,222,369	$5,291,779	$4,803,737	$(69,410)	-1.3%	$418,632	8.7%
Savings deposits	3,653,966	3,686,027	4,002,134	(32,061)	-0.9%	(348,168)	-8.7%
Time deposits	3,346,046	3,321,601	2,335,752	24,445	0.7%	1,010,294	43.3%
Total interest-bearing deposits	12,222,381	12,299,407	11,141,623	(77,026)	-0.6%	1,080,758	9.7%
Fed funds purchased and repurchases	434,760	428,127	389,834	6,633	1.5%	44,926	11.5%
Other borrowings	534,350	463,459	1,330,010	70,891	15.3%	(795,660)	-59.8%
Subordinated notes	123,556	123,501	123,337	55	0.0%	219	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,376,903	13,376,350	13,046,660	553	0.0%	330,243	2.5%
Noninterest-bearing deposits	3,183,524	3,120,566	3,595,927	62,958	2.0%	(412,403)	-11.5%
Other liabilities	498,593	505,942	552,209	(7,349)	-1.5%	(53,616)	-9.7%
Total liabilities	17,059,020	17,002,858	17,194,796	56,162	0.3%	(135,776)	-0.8%
Shareholders' equity	1,727,489	1,676,521	1,580,291	50,968	3.0%	147,198	9.3%
Total liabilities and equity	$18,786,509	$18,679,379	$18,775,087	$107,130	0.6%	$11,422	0.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2024	3/31/2024	6/30/2023	$ Change	% Change	$ Change	% Change
Cash and due from banks	$822,141	$606,061	$831,852	$216,080	35.7%	$(9,711)	-1.2%
Securities available for sale	1,621,659	1,702,299	1,871,883	(80,640)	-4.7%	(250,224)	-13.4%
Securities held to maturity	1,380,487	1,415,025	1,458,665	(34,538)	-2.4%	(78,178)	-5.4%
Loans held for sale (LHFS)	185,698	172,937	181,094	12,761	7.4%	4,604	2.5%
Loans held for investment (LHFI)	13,155,418	13,057,943	12,613,967	97,475	0.7%	541,451	4.3%
ACL LHFI	(154,685)	(142,998)	(129,298)	(11,687)	-8.2%	(25,387)	-19.6%
Net LHFI	13,000,733	12,914,945	12,484,669	85,788	0.7%	516,064	4.1%
Premises and equipment, net	232,681	232,630	227,293	51	0.0%	5,388	2.4%
Mortgage servicing rights	136,658	138,044	134,350	(1,386)	-1.0%	2,308	1.7%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Identifiable intangible assets	181	208	303	(27)	-13.0%	(122)	-40.3%
Other real estate	6,586	7,620	1,137	(1,034)	-13.6%	5,449	n/m
Operating lease right-of-use assets	36,925	34,324	35,561	2,601	7.6%	1,364	3.8%
Other assets	694,133	744,821	783,457	(50,688)	-6.8%	(89,324)	-11.4%
Assets of discontinued operations	—	73,093	77,757	(73,093)	-100.0%	(77,757)	-100.0%
Total assets	$18,452,487	$18,376,612	$18,422,626	$75,875	0.4%	$29,861	0.2%

Deposits:
Noninterest-bearing	$3,153,506	$3,039,652	$3,461,073	$113,854	3.7%	$(307,567)	-8.9%
Interest-bearing	12,309,382	12,298,905	11,452,827	10,477	0.1%	856,555	7.5%
Total deposits	15,462,888	15,338,557	14,913,900	124,331	0.8%	548,988	3.7%
Fed funds purchased and repurchases	314,121	393,215	311,179	(79,094)	-20.1%	2,942	0.9%
Other borrowings	336,687	482,027	1,056,714	(145,340)	-30.2%	(720,027)	-68.1%
Subordinated notes	123,592	123,537	123,372	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	30,265	33,865	34,841	(3,600)	-10.6%	(4,576)	-13.1%
Operating lease liabilities	40,517	37,792	38,172	2,725	7.2%	2,345	6.1%
Other liabilities	203,420	207,583	299,481	(4,163)	-2.0%	(96,061)	-32.1%
Liabilities of discontinued operations	—	15,581	11,918	(15,581)	-100.0%	(11,918)	-100.0%
Total liabilities	16,573,346	16,694,013	16,851,433	(120,667)	-0.7%	(278,087)	-1.7%
Common stock	12,753	12,747	12,724	6	0.0%	29	0.2%
Capital surplus	161,834	160,521	156,834	1,313	0.8%	5,000	3.2%
Retained earnings	1,796,111	1,736,485	1,667,339	59,626	3.4%	128,772	7.7%
Accumulated other comprehensive income (loss), net of tax	(91,557)	(227,154)	(265,704)	135,597	59.7%	174,147	65.5%
Total shareholders' equity	1,879,141	1,682,599	1,571,193	196,542	11.7%	307,948	19.6%
Total liabilities and equity	$18,452,487	$18,376,612	$18,422,626	$75,875	0.4%	$29,861	0.2%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2024	3/31/2024	6/30/2023	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$216,399	$209,456	$192,941	$6,943	3.3%	$23,458	12.2%
Interest on securities-taxable	17,929	15,634	16,779	2,295	14.7%	1,150	6.9%
Interest on securities-tax exempt-FTE	1	4	69	(3)	-75.0%	(68)	-98.6%
Interest on fed funds sold and reverse repurchases	2	1	45	1	100.0%	(43)	-95.6%
Other interest income	8,124	8,110	12,077	14	0.2%	(3,953)	-32.7%
Total interest income-FTE	242,455	233,205	221,911	9,250	4.0%	20,544	9.3%
Interest on deposits	83,681	83,716	54,409	(35)	0.0%	29,272	53.8%
Interest on fed funds purchased and repurchases	5,663	5,591	4,865	72	1.3%	798	16.4%
Other interest expense	8,778	7,703	19,350	1,075	14.0%	(10,572)	-54.6%
Total interest expense	98,122	97,010	78,624	1,112	1.1%	19,498	24.8%
Net interest income-FTE	144,333	136,195	143,287	8,138	6.0%	1,046	0.7%
Provision for credit losses (PCL), LHFI	14,696	7,708	8,211	6,988	90.7%	6,485	79.0%
PCL, off-balance sheet credit exposures	(3,600)	(192)	245	(3,408)	n/m	(3,845)	n/m
PCL, LHFI sale of 1-4 family mortgage loans	8,633	—	—	8,633	n/m	8,633	n/m
Net interest income after provision-FTE	124,604	128,679	134,831	(4,075)	3.2%	(10,227)	-7.6%
Service charges on deposit accounts	10,924	10,958	10,695	(34)	-0.3%	229	2.1%
Bank card and other fees	9,225	7,428	8,917	1,797	24.2%	308	3.5%
Mortgage banking, net	4,204	8,915	6,600	(4,711)	-52.8%	(2,396)	-36.3%
Wealth management	9,692	8,952	8,882	740	8.3%	810	9.1%
Other, net	7,461	3,102	2,735	4,359	n/m	4,726	n/m
Securities gains (losses), net	(182,792)	—	—	(182,792)	n/m	(182,792)	n/m
Total noninterest income (loss)	(141,286)	39,355	37,829	(180,641)	n/m	(179,115)	n/m
Salaries and employee benefits	64,838	65,487	66,799	(649)	-1.0%	(1,961)	-2.9%
Services and fees	24,743	24,431	27,821	312	1.3%	(3,078)	-11.1%
Net occupancy-premises	7,265	7,270	6,897	(5)	-0.1%	368	5.3%
Equipment expense	6,241	6,325	6,337	(84)	-1.3%	(96)	-1.5%
Other expense	15,239	16,151	13,767	(912)	-5.6%	1,472	10.7%
Total noninterest expense	118,326	119,664	121,621	(1,338)	-1.1%	(3,295)	-2.7%
Income (loss) from continuing operations before income taxes and tax eq adj	(135,008)	48,370	51,039	(183,378)	n/m	(186,047)	n/m
Tax equivalent adjustment	3,304	3,365	3,383	(61)	-1.8%	(79)	-2.3%
Income (loss) from continuing operations before income taxes	(138,312)	45,005	47,656	(183,317)	n/m	(185,968)	n/m
Income taxes from continuing operations	(37,707)	6,832	6,452	(44,539)	n/m	(44,159)	n/m
Income (loss) from continuing operations	(100,605)	38,173	41,204	(138,778)	n/m	(141,809)	n/m
Income from discontinued operations (discont. ops) before income taxes	232,640	4,512	5,127	228,128	n/m	227,513	n/m
Income taxes from discont. ops	58,203	1,150	1,294	57,053	n/m	56,909	n/m
Income from discont. ops	174,437	3,362	3,833	171,075	n/m	170,604	n/m
Net income	$73,832	$41,535	$45,037	$32,297	77.8%	$28,795	63.9%

Per share data (1)
Basic earnings (loss) per share from continuing operations	$(1.64)	$0.62	$0.67	$(2.26)	n/m	$(2.31)	n/m
Basic earnings per share from discont. ops	$2.85	$0.05	$0.06	$2.80	n/m	$2.79	n/m
Basic earnings per share - total	$1.21	$0.68	$0.74	$0.53	77.9%	$0.47	63.5%

Diluted earnings (loss) per share from continuing operations	$(1.64)	$0.62	$0.67	$(2.26)	n/m	$(2.31)	n/m
Diluted earnings per share from discont. ops	$2.84	$0.05	$0.06	$2.79	n/m	$2.78	n/m
Diluted earnings per share - total	$1.20	$0.68	$0.74	$0.52	76.5%	$0.46	62.2%

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,196,820	61,128,425	61,063,277
Diluted	61,415,957	61,348,364	61,230,031
Period end shares outstanding	61,205,969	61,178,366	61,069,036

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	6/30/2024	3/31/2024	6/30/2023	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama (1)	$26,222	$23,261	$11,058	$2,961	12.7%	$15,164	n/m
Florida	614	585	334	29	5.0%	280	83.8%
Mississippi (2)	14,773	59,059	36,288	(44,286)	-75.0%	(21,515)	-59.3%
Tennessee (3)	2,084	1,800	5,088	284	15.8%	(3,004)	-59.0%
Texas	599	13,646	22,259	(13,047)	-95.6%	(21,660)	-97.3%
Total nonaccrual LHFI	44,292	98,351	75,027	(54,059)	-55.0%	(30,735)	-41.0%
Other real estate
Alabama (1)	485	1,050	—	(565)	-53.8%	485	n/m
Florida	—	71	—	(71)	-100.0%	—	n/m
Mississippi (2)	1,787	2,870	1,137	(1,083)	-37.7%	650	57.2%
Tennessee (3)	86	86	—	—	0.0%	86	n/m
Texas	4,228	3,543	—	685	19.3%	4,228	n/m
Total other real estate	6,586	7,620	1,137	(1,034)	-13.6%	5,449	n/m
Total nonperforming assets	$50,878	$105,971	$76,164	$(55,093)	-52.0%	$(25,286)	-33.2%

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,413	$5,243	$3,911	$170	3.2%	$1,502	38.4%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$58,079	$56,530	$35,766	$1,549	2.7%	$22,313	62.4%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	6/30/2024	3/31/2024	6/30/2023	$ Change	% Change	$ Change	% Change
Beginning Balance	$142,998	$139,367	$122,239	$3,631	2.6%	$20,759	17.0%
PCL, LHFI	14,696	7,708	8,211	6,988	90.7%	6,485	79.0%
PCL, LHFI sale of 1-4 family mortgage loans	8,633	—	—	8,633	n/m	8,633	n/m
Charge-offs, sale of 1-4 family mortgage loans	(8,633)	—	—	(8,633)	n/m	(8,633)	n/m
Charge-offs	(5,120)	(6,324)	(2,773)	1,204	19.0%	(2,347)	84.6%
Recoveries	2,111	2,247	1,621	(136)	-6.1%	490	30.2%
Net (charge-offs) recoveries	(11,642)	(4,077)	(1,152)	(7,565)	n/m	(10,490)	n/m
Ending Balance	$154,685	$142,998	$129,298	$11,687	8.2%	$25,387	19.6%

NET (CHARGE-OFFS) RECOVERIES
Alabama (1)	$59	$(341)	$(141)	$400	n/m	$200	n/m
Florida	4	277	(35)	(273)	-98.6%	39	n/m
Mississippi (2)	(9,112)	(1,489)	(762)	(7,623)	n/m	(8,350)	n/m
Tennessee (3)	(122)	(179)	(166)	57	31.8%	44	26.5%
Texas	(2,471)	(2,345)	(48)	(126)	-5.4%	(2,423)	n/m
Total net (charge-offs) recoveries	$(11,642)	$(4,077)	$(1,152)	$(7,565)	n/m	$(10,490)	n/m

(1) Alabama includes the Georgia Loan Production Office.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands)
(unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Securities AFS-taxable	$1,866,227	$1,927,619	$1,986,825	$2,049,006	$2,140,505	$1,896,923	$2,163,684
Securities AFS-nontaxable	—	—	4,246	4,779	4,796	—	4,804
Securities HTM-taxable	1,421,246	1,418,476	1,430,169	1,445,895	1,463,086	1,419,861	1,471,140
Securities HTM-nontaxable	112	340	340	907	1,718	226	3,106
Total securities	3,287,585	3,346,435	3,421,580	3,500,587	3,610,105	3,317,010	3,642,734
Loans (includes loans held for sale)	13,309,127	13,169,805	13,010,028	12,926,942	12,732,057	13,239,466	12,631,810
Fed funds sold and reverse repurchases	110	114	121	230	3,275	112	2,829
Other earning assets	592,625	571,215	670,477	682,644	903,027	581,920	780,657
Total earning assets	17,189,447	17,087,569	17,102,206	17,110,403	17,248,464	17,138,508	17,058,030
ACL LHFI	(143,245)	(138,711)	(133,742)	(127,915)	(121,960)	(140,978)	(120,974)
Other assets	1,740,307	1,730,521	1,749,069	1,721,310	1,648,583	1,735,414	1,700,643
Total assets	$18,786,509	$18,679,379	$18,717,533	$18,703,798	$18,775,087	$18,732,944	$18,637,699

Interest-bearing demand deposits	$5,222,369	$5,291,779	$5,053,935	$4,875,714	$4,803,737	$5,257,074	$4,777,591
Savings deposits	3,653,966	3,686,027	3,526,600	3,642,158	4,002,134	3,669,997	4,097,420
Time deposits	3,346,046	3,321,601	3,427,384	3,075,224	2,335,752	3,333,824	2,122,784
Total interest-bearing deposits	12,222,381	12,299,407	12,007,919	11,593,096	11,141,623	12,260,895	10,997,795
Fed funds purchased and repurchases	434,760	428,127	403,041	414,696	389,834	431,444	413,055
Other borrowings	534,350	463,459	590,765	912,151	1,330,010	498,905	1,221,032
Subordinated notes	123,556	123,501	123,446	123,391	123,337	123,529	123,309
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,376,903	13,376,350	13,187,027	13,105,190	13,046,660	13,376,629	12,817,047
Noninterest-bearing deposits	3,183,524	3,120,566	3,296,351	3,429,815	3,595,927	3,152,045	3,703,987
Other liabilities	498,593	505,942	641,662	585,908	552,209	502,265	564,450
Total liabilities	17,059,020	17,002,858	17,125,040	17,120,913	17,194,796	17,030,939	17,085,484
Shareholders' equity	1,727,489	1,676,521	1,592,493	1,582,885	1,580,291	1,702,005	1,552,215
Total liabilities and equity	$18,786,509	$18,679,379	$18,717,533	$18,703,798	$18,775,087	$18,732,944	$18,637,699

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands)
(unaudited)

PERIOD END BALANCES	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Cash and due from banks	$822,141	$606,061	$975,343	$750,292	$831,852
Securities available for sale	1,621,659	1,702,299	1,762,878	1,766,174	1,871,883
Securities held to maturity	1,380,487	1,415,025	1,426,279	1,438,287	1,458,665
LHFS	185,698	172,937	184,812	169,244	181,094
LHFI	13,155,418	13,057,943	12,950,524	12,810,259	12,613,967
ACL LHFI	(154,685)	(142,998)	(139,367)	(134,031)	(129,298)
Net LHFI	13,000,733	12,914,945	12,811,157	12,676,228	12,484,669
Premises and equipment, net	232,681	232,630	232,229	230,402	227,293
Mortgage servicing rights	136,658	138,044	131,870	142,379	134,350
Goodwill	334,605	334,605	334,605	334,605	334,605
Identifiable intangible assets	181	208	236	269	303
Other real estate	6,586	7,620	6,867	5,485	1,137
Operating lease right-of-use assets	36,925	34,324	35,711	37,115	35,561
Other assets	694,133	744,821	752,568	770,684	783,457
Assets of discontinued operations	—	73,093	67,634	69,675	77,757
Total assets	$18,452,487	$18,376,612	$18,722,189	$18,390,839	$18,422,626

Deposits:
Noninterest-bearing	$3,153,506	$3,039,652	$3,197,620	$3,320,124	$3,461,073
Interest-bearing	12,309,382	12,298,905	12,372,143	11,781,799	11,452,827
Total deposits	15,462,888	15,338,557	15,569,763	15,101,923	14,913,900
Fed funds purchased and repurchases	314,121	393,215	405,745	321,799	311,179
Other borrowings	336,687	482,027	483,230	793,193	1,056,714
Subordinated notes	123,592	123,537	123,482	123,427	123,372
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	30,265	33,865	34,057	34,945	34,841
Operating lease liabilities	40,517	37,792	39,097	40,150	38,172
Other liabilities	203,420	207,583	331,085	331,066	299,481
Liabilities of discontinued operations	—	15,581	12,027	12,129	11,918
Total liabilities	16,573,346	16,694,013	17,060,342	16,820,488	16,851,433
Common stock	12,753	12,747	12,725	12,724	12,724
Capital surplus	161,834	160,521	159,688	158,316	156,834
Retained earnings	1,796,111	1,736,485	1,709,157	1,687,199	1,667,339
Accumulated other comprehensive income (loss), net of tax	(91,557)	(227,154)	(219,723)	(287,888)	(265,704)
Total shareholders' equity	1,879,141	1,682,599	1,661,847	1,570,351	1,571,193
Total liabilities and equity	$18,452,487	$18,376,612	$18,722,189	$18,390,839	$18,422,626

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Interest and fees on LHFS & LHFI-FTE	$216,399	$209,456	$210,288	$206,523	$192,941	$425,855	$371,908
Interest on securities-taxable	17,929	15,634	15,936	16,624	16,779	33,563	33,540
Interest on securities-tax exempt-FTE	1	4	44	58	69	5	161
Interest on fed funds sold and reverse repurchases	2	1	2	3	45	3	75
Other interest income	8,124	8,110	9,918	8,613	12,077	16,234	18,604
Total interest income-FTE	242,455	233,205	236,188	231,821	221,911	475,660	424,288
Interest on deposits	83,681	83,716	80,847	69,797	54,409	167,397	95,307
Interest on fed funds purchased and repurchases	5,663	5,591	5,347	5,375	4,865	11,254	9,697
Other interest expense	8,778	7,703	9,946	14,713	19,350	16,481	34,925
Total interest expense	98,122	97,010	96,140	89,885	78,624	195,132	139,929
Net interest income-FTE	144,333	136,195	140,048	141,936	143,287	280,528	284,359
PCL, LHFI	14,696	7,708	7,585	8,322	8,211	22,404	11,455
PCL, off-balance sheet credit exposures	(3,600)	(192)	(888)	104	245	(3,792)	(1,997)
PCL, LHFI sale of 1-4 family mortgage loans	8,633	—	—	—	—	8,633	—
Net interest income after provision-FTE	124,604	128,679	133,351	133,510	134,831	253,283	274,901
Service charges on deposit accounts	10,924	10,958	11,311	11,074	10,695	21,882	21,031
Bank card and other fees	9,225	7,428	8,502	8,217	8,917	16,653	16,720
Mortgage banking, net	4,204	8,915	5,519	6,458	6,600	13,119	14,239
Wealth management	9,692	8,952	8,657	8,773	8,882	18,644	17,662
Other, net	7,461	3,102	2,577	2,399	2,735	10,563	5,255
Securities gains (losses), net	(182,792)	—	39	—	—	(182,792)	—
Total noninterest income (loss)	(141,286)	39,355	36,605	36,921	37,829	(101,931)	74,907
Salaries and employee benefits	64,838	65,487	69,326	67,374	66,799	130,325	131,571
Services and fees	24,743	24,431	27,478	27,472	27,821	49,174	52,855
Net occupancy-premises	7,265	7,270	7,144	7,151	6,897	14,535	14,212
Equipment expense	6,241	6,325	6,457	6,755	6,337	12,566	12,632
Litigation settlement expense	—	—	—	6,500	—	—	—
Other expense	15,239	16,151	15,790	15,039	13,767	31,390	27,940
Total noninterest expense	118,326	119,664	126,195	130,291	121,621	237,990	239,210
Income (loss) from continuing operations before income taxes and tax eq adj	(135,008)	48,370	43,761	40,140	51,039	(86,638)	110,598
Tax equivalent adjustment	3,304	3,365	3,306	3,299	3,383	6,669	6,860
Income (loss) from continuing operations before income taxes	(138,312)	45,005	40,455	36,841	47,656	(93,307)	103,738
Income taxes from continuing operations	(37,707)	6,832	6,567	6,288	6,452	(30,875)	14,889
Income (loss) from continuing operations	(100,605)	38,173	33,888	30,553	41,204	(62,432)	88,849
Income from discontinued operations (discont. ops) before income taxes	232,640	4,512	2,965	4,649	5,127	237,152	8,688
Income taxes from discontinued operations	58,203	1,150	730	1,173	1,294	59,353	2,200
Income from discont. ops	174,437	3,362	2,235	3,476	3,833	177,799	6,488
Net income	$73,832	$41,535	$36,123	$34,029	$45,037	$115,367	$95,337

Per share data (1)
Basic earnings (loss) per share from continuing operations	$(1.64)	$0.62	$0.55	$0.50	$0.67	$(1.02)	$1.46
Basic earnings per share from discont. ops	$2.85	$0.05	$0.04	$0.06	$0.06	$2.91	$0.11
Basic earnings per share - total	$1.21	$0.68	$0.59	$0.56	$0.74	$1.89	$1.56

Diluted earnings (loss) per share from continuing operations	$(1.64)	$0.62	$0.55	$0.50	$0.67	$(1.02)	$1.45
Diluted earnings per share from discont. ops	$2.84	$0.05	$0.04	$0.06	$0.06	$2.90	$0.11
Diluted earnings per share - total	$1.20	$0.68	$0.59	$0.56	$0.74	$1.88	$1.56

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average shares outstanding
Basic	61,196,820	61,128,425	61,070,481	61,069,750	61,063,277	61,162,623	61,037,312
Diluted	61,415,957	61,348,364	61,296,840	61,263,032	61,230,031	61,373,850	61,206,799
Period end shares outstanding	61,205,969	61,178,366	61,071,173	61,070,095	61,069,036	61,205,969	61,069,036

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Nonaccrual LHFI
Alabama (1)	$26,222	$23,261	$23,271	$23,530	$11,058
Florida	614	585	170	151	334
Mississippi (2)	14,773	59,059	54,615	45,050	36,288
Tennessee (3)	2,084	1,800	1,802	1,841	5,088
Texas	599	13,646	20,150	20,327	22,259
Total nonaccrual LHFI	44,292	98,351	100,008	90,899	75,027
Other real estate
Alabama (1)	485	1,050	1,397	315	—
Florida	—	71	—	—	—
Mississippi (2)	1,787	2,870	1,242	942	1,137
Tennessee (3)	86	86	—	—	—
Texas	4,228	3,543	4,228	4,228	—
Total other real estate	6,586	7,620	6,867	5,485	1,137
Total nonperforming assets	$50,878	$105,971	$106,875	$96,384	$76,164

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,413	$5,243	$5,790	$3,804	$3,911

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$58,079	$56,530	$51,243	$42,532	$35,766

	Quarter Ended					Six Months Ended
ACL LHFI	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Beginning Balance	$142,998	$139,367	$134,031	$129,298	$122,239	$139,367	$120,214
PCL, LHFI	14,696	7,708	7,585	8,322	8,211	22,404	11,455
PCL, LHFI sale of 1-4 family mortgage loans	8,633	—	—	—	—	8,633	—
Charge-offs, sale of 1-4 family mortgage loans	(8,633)	—	—	—	—	(8,633)	—
Charge-offs	(5,120)	(6,324)	(4,250)	(7,496)	(2,773)	(11,444)	(5,769)
Recoveries	2,111	2,247	2,001	3,907	1,621	4,358	3,398
Net (charge-offs) recoveries	(11,642)	(4,077)	(2,249)	(3,589)	(1,152)	(15,719)	(2,371)
Ending Balance	$154,685	$142,998	$139,367	$134,031	$129,298	$154,685	$129,298

NET (CHARGE-OFFS) RECOVERIES
Alabama (1)	$59	$(341)	$(299)	$(165)	$(141)	$(282)	$(409)
Florida	4	277	180	21	(35)	281	(71)
Mississippi (2)	(9,112)	(1,489)	(1,943)	(1,867)	(762)	(10,601)	(1,537)
Tennessee (3)	(122)	(179)	(193)	2,127	(166)	(301)	(290)
Texas	(2,471)	(2,345)	6	(3,705)	(48)	(4,816)	(64)
Total net (charge-offs) recoveries	$(11,642)	$(4,077)	$(2,249)	$(3,589)	$(1,152)	$(15,719)	$(2,371)

(1) Alabama includes the Georgia Loan Production Office.
(2) Mississippi includes Central and Southern Mississippi Regions.
(3) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
June 30, 2024
(unaudited)

	Quarter Ended					Six Months Ended
FINANCIAL RATIOS AND OTHER DATA	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Return on average equity from continuing operations	-23.42%	9.16%	8.44%	7.66%	10.46%	-7.38%	11.54%
Return on average equity from adjusted continuing operations (1)	9.06%	9.16%	8.68%	8.87%	10.46%	9.11%	11.54%
Return on average equity - total	17.19%	9.96%	9.00%	8.53%	11.43%	13.63%	12.39%

Return on average tangible equity from continuing operations	-29.05%	11.45%	10.70%	9.72%	13.28%	-9.18%	14.75%
Return on average tangible equity from adjusted continuing operations (1)	11.14%	11.45%	10.98%	11.25%	13.28%	11.29%	14.75%
Return on average tangible equity - total	21.91%	12.98%	11.92%	11.32%	15.18%	17.56%	16.56%

Return on average assets from continuing operations	-2.16%	0.83%	0.72%	0.65%	0.88%	-0.67%	0.97%
Return on average assets from adjusted continuing operations (1)	0.87%	0.83%	0.74%	0.75%	0.88%	0.85%	0.97%
Return on average assets - total	1.58%	0.89%	0.77%	0.72%	0.96%	1.24%	1.03%

Interest margin - Yield - FTE	5.67%	5.49%	5.48%	5.38%	5.16%	5.58%	5.02%
Interest margin - Cost	2.30%	2.28%	2.23%	2.08%	1.83%	2.29%	1.65%
Net interest margin - FTE	3.38%	3.21%	3.25%	3.29%	3.33%	3.29%	3.36%
Efficiency ratio (2)	63.81%	66.90%	69.76%	68.27%	66.12%	65.32%	65.52%
Full-time equivalent employees	2,515	2,712	2,757	2,756	2,761

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.09%	0.12%	0.07%	0.11%	0.04%	0.11%	0.04%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	0.44%	0.24%	0.23%	0.26%	0.26%	0.34%	0.18%
Nonaccrual LHFI / (LHFI + LHFS)	0.33%	0.74%	0.76%	0.70%	0.59%
Nonperforming assets / (LHFI + LHFS)	0.38%	0.80%	0.81%	0.74%	0.60%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.38%	0.80%	0.81%	0.74%	0.60%
ACL LHFI / LHFI	1.18%	1.10%	1.08%	1.05%	1.03%
ACL LHFI-commercial / commercial LHFI	1.05%	0.93%	0.85%	0.86%	0.84%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.59%	1.63%	1.81%	1.66%	1.60%
ACL LHFI / nonaccrual LHFI	349.24%	145.39%	139.36%	147.45%	172.34%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	840.20%	235.29%	249.31%	273.60%	301.44%

CAPITAL RATIOS
Total equity / total assets	10.18%	9.16%	8.88%	8.54%	8.53%
Tangible equity / tangible assets	8.52%	7.47%	7.22%	6.84%	6.83%
Tangible equity / risk-weighted assets	10.18%	8.83%	8.76%	8.16%	8.26%
Tier 1 leverage ratio	9.29%	8.76%	8.62%	8.49%	8.35%
Common equity tier 1 capital ratio	10.92%	10.12%	10.04%	9.89%	9.87%
Tier 1 risk-based capital ratio	11.31%	10.51%	10.44%	10.29%	10.27%
Total risk-based capital ratio	13.29%	12.42%	12.29%	12.11%	12.08%

STOCK PERFORMANCE
Market value-Close	$30.04	$28.11	$27.88	$21.73	$21.12
Book value	$30.70	$27.50	$27.21	$25.71	$25.73
Tangible book value	$25.23	$22.03	$21.73	$20.23	$20.24

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 7 - Non-GAAP Financials Measures in the Notes to the Consolidated Financials.
(2) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024:

•
On May 31, 2024, Trustmark National Bank closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. Trustmark National Bank is a wholly owned subsidiary of Trustmark Corporation. Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the current and prior periods.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
On April 8, 2024, Visa commenced an initial exchange offer expiring on May 3, 2024, for any and all outstanding shares of Visa Class B-1 common stock (Visa B-1 shares). Holders participating in the exchange offer would receive a combination of Visa Class B-2 common stock (Visa B-2 shares) and Visa Class C common stock (Visa C shares) in exchange for Visa B-1 shares that are validly tendered and accepted for exchange by Visa. TNB tendered its 38.7 thousand Visa B-1 shares, which was accepted by Visa. In exchange for each Visa B-1 share that was validly tendered and accepted for exchange by Visa, TNB received 50.0% of a newly issued Visa B-2 share and newly issued Visa C shares equivalent in value to 50.0% of a Visa B-1 share. The Visa C shares that were received by TNB were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$172,955	$372,424	$372,368	$363,476	$362,966
U.S. Government agency obligations	—	5,594	5,792	6,780	6,999
Obligations of states and political subdivisions	—	—	—	4,642	4,813
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	23,489	22,232	23,135	22,881	25,336
Issued by FNMA and FHLMC	1,060,869	1,129,521	1,176,798	1,171,521	1,250,435
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	—	79,099	86,074	90,402	98,388
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	364,346	93,429	98,711	106,472	122,946
Total securities available for sale	$1,621,659	$1,702,299	$1,762,878	$1,766,174	$1,871,883

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$29,455	$29,261	$29,068	$28,872	$28,679
Obligations of states and political subdivisions	—	340	340	341	1,180
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	17,998	18,387	13,005	13,090	13,235
Issued by FNMA and FHLMC	449,781	461,457	469,593	474,003	484,679
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	138,951	146,447	154,466	162,031	171,002
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	744,302	759,133	759,807	759,950	759,890
Total securities held to maturity	$1,380,487	$1,415,025	$1,426,279	$1,438,287	$1,458,665

At June 30, 2024, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $52.1 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023
Loans secured by real estate:
Construction, land development and other land loans	$1,638,972	$1,539,461	$1,510,679	$1,609,326	$1,722,657
Secured by 1-4 family residential properties	2,878,295	2,891,481	2,904,715	2,893,606	2,854,182
Secured by nonfarm, nonresidential properties	3,598,647	3,543,235	3,489,434	3,569,671	3,471,728
Other real estate secured	1,344,968	1,384,610	1,312,551	1,218,499	954,410
Commercial and industrial loans	1,880,607	1,922,711	1,922,910	1,828,924	1,883,480
Consumer loans	153,316	156,430	161,725	161,940	163,788
State and other political subdivision loans	1,053,015	1,052,844	1,088,466	1,056,569	1,111,710
Other loans and leases	607,598	567,171	560,044	471,724	452,012
LHFI	13,155,418	13,057,943	12,950,524	12,810,259	12,613,967
ACL LHFI	(154,685)	(142,998)	(139,367)	(134,031)	(129,298)
Net LHFI	$13,000,733	$12,914,945	$12,811,157	$12,676,228	$12,484,669

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	June 30, 2024
LHFI - COMPOSITION BY REGION	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,638,972	$832,891	$35,147	$366,893	$41,046	$362,995
Secured by 1-4 family residential properties	2,878,295	152,184	60,268	2,546,223	83,469	36,151
Secured by nonfarm, nonresidential properties	3,598,647	1,052,737	226,977	1,512,307	133,835	672,791
Other real estate secured	1,344,968	560,797	1,703	370,854	6,384	405,230
Commercial and industrial loans	1,880,607	676,858	22,064	802,334	151,496	227,855
Consumer loans	153,316	21,806	7,084	93,505	16,814	14,107
State and other political subdivision loans	1,053,015	72,787	51,084	796,947	23,672	108,525
Other loans and leases	607,598	285,089	8,505	202,159	43,062	68,783
Loans	$13,155,418	$3,655,149	$412,832	$6,691,222	$499,778	$1,896,437

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$72,597	$27,887	$7,284	$19,673	$6,506	$11,247
Development	122,826	56,857	878	25,218	12,502	27,371
Unimproved land	104,436	19,762	12,051	27,149	7,859	37,615
1-4 family construction	316,669	171,134	10,214	91,849	14,179	29,293
Other construction	1,022,444	557,251	4,720	203,004	—	257,469
Construction, land development and other land loans	$1,638,972	$832,891	$35,147	$366,893	$41,046	$362,995

(1) Includes Georgia Loan Production Office.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	June 30, 2024
	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$331,174	$115,459	$22,998	$95,638	$16,980	$80,099
Office	257,391	100,383	19,451	72,173	1,546	63,838
Hotel/motel	278,437	128,705	47,859	76,834	25,039	—
Mini-storage	145,336	41,249	1,678	89,905	639	11,865
Industrial	509,631	137,814	18,914	178,304	2,985	171,614
Health care	120,089	92,200	680	24,600	329	2,280
Convenience stores	25,609	2,947	413	13,989	228	8,032
Nursing homes/senior living	527,800	227,059	—	200,257	4,546	95,938
Other	118,763	32,470	8,757	60,783	8,042	8,711
Total non-owner occupied loans	2,314,230	878,286	120,750	812,483	60,334	442,377

Owner-occupied:
Office	146,066	43,808	35,796	36,678	11,224	18,560
Churches	55,308	13,697	4,010	31,652	3,503	2,446
Industrial warehouses	158,118	11,309	4,503	39,103	15,009	88,194
Health care	122,993	11,253	8,210	84,065	2,233	17,232
Convenience stores	132,276	11,807	29,012	57,593	—	33,864
Retail	91,918	9,190	14,488	51,438	8,407	8,395
Restaurants	36,809	4,019	2,870	9,593	16,509	3,818
Auto dealerships	41,127	4,765	187	20,475	15,700	—
Nursing homes/senior living	368,429	52,648	—	289,669	—	26,112
Other	131,373	11,955	7,151	79,558	916	31,793
Total owner-occupied loans	1,284,417	174,451	106,227	699,824	73,501	230,414
Loans secured by nonfarm, nonresidential properties	$3,598,647	$1,052,737	$226,977	$1,512,307	$133,835	$672,791

(1) Includes Georgia Loan Production Office.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Securities – taxable	2.19%	1.88%	1.85%	1.89%	1.87%	2.03%	1.86%
Securities – nontaxable	3.59%	4.73%	3.81%	4.05%	4.25%	4.45%	4.10%
Securities – total	2.19%	1.88%	1.85%	1.89%	1.87%	2.04%	1.87%
LHFI & LHFS	6.54%	6.40%	6.41%	6.34%	6.08%	6.47%	5.94%
Fed funds sold & reverse repurchases	7.31%	3.53%	6.56%	5.17%	5.51%	5.39%	5.35%
Other earning assets	5.51%	5.71%	5.87%	5.01%	5.36%	5.61%	4.81%
Total earning assets	5.67%	5.49%	5.48%	5.38%	5.16%	5.58%	5.02%

Interest-bearing deposits	2.75%	2.74%	2.67%	2.39%	1.96%	2.75%	1.75%
Fed funds purchased & repurchases	5.24%	5.25%	5.26%	5.14%	5.01%	5.25%	4.73%
Other borrowings	4.91%	4.78%	5.08%	5.32%	5.12%	4.84%	5.01%
Total interest-bearing liabilities	2.95%	2.92%	2.89%	2.72%	2.42%	2.93%	2.20%

Total Deposits	2.18%	2.18%	2.10%	1.84%	1.48%	2.18%	1.31%

Net interest margin	3.38%	3.21%	3.25%	3.29%	3.33%	3.29%	3.36%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.

The net interest margin increased 17 basis points when compared to the first quarter of 2024, totaling 3.38% for the second quarter of 2024, primarily due to increased yields on the securities portfolio and the loans held for investment and held for sale portfolio as well as the costs of interest-bearing deposits remaining relatively flat.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $4.5 million during the second quarter of 2024.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Mortgage servicing income, net	$6,993	$6,934	$6,731	$6,916	$6,764	$13,927	$13,549
Change in fair value-MSR from runoff	(3,447)	(1,926)	(2,972)	(3,203)	(2,710)	(5,373)	(3,855)
Gain on sales of loans, net	5,151	5,009	3,913	3,748	3,887	10,160	7,684
Mortgage banking income before hedge ineffectiveness	8,697	10,017	7,672	7,461	7,941	18,714	17,378
Change in fair value-MSR from market changes	(1,626)	5,123	(10,224)	6,809	5,898	3,497	1,926
Change in fair value of derivatives	(2,867)	(6,225)	8,071	(7,812)	(7,239)	(9,092)	(5,065)
Net positive (negative) hedge ineffectiveness	(4,493)	(1,102)	(2,153)	(1,003)	(1,341)	(5,595)	(3,139)
Mortgage banking, net	$4,204	$8,915	$5,519	$6,458	$6,600	$13,119	$14,239

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Partnership amortization for tax credit purposes	$(1,824)	$(1,834)	$(2,013)	$(1,995)	$(2,019)	$(3,658)	$(3,980)
Increase in life insurance cash surrender value	1,860	1,844	1,825	1,784	1,716	3,704	3,409
Loss on sale of 1-4 family mortgage loans	(4,798)	—	—	—	—	(4,798)	—
Visa C shares fair value adjustment	8,056	—	—	—	—	8,056	—
Other miscellaneous income	4,167	3,092	2,765	2,610	3,038	7,259	5,826
Total other, net	$7,461	$3,102	$2,577	$2,399	$2,735	$10,563	$5,255

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
Loan expense	$2,880	$2,955	$2,380	$3,130	$3,066	$5,835	$5,604
Amortization of intangibles	27	28	33	34	34	55	223
FDIC assessment expense	4,816	4,509	4,844	3,765	2,550	9,325	4,920
Other real estate expense, net	327	671	(184)	(40)	171	998	343
Other miscellaneous expense	7,189	7,988	8,717	8,150	7,946	15,177	16,850
Total other expense	$15,239	$16,151	$15,790	$15,039	$13,767	$31,390	$27,940

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Six Months Ended
		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,727,489	$1,676,521	$1,592,493	$1,582,885	$1,580,291	$1,702,005	$1,552,215
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(195)	(224)	(253)	(287)	(320)	(210)	(381)
Total average tangible equity		$1,392,689	$1,341,692	$1,257,635	$1,247,993	$1,245,366	$1,367,190	$1,217,229

PERIOD END BALANCES
Total shareholders' equity		$1,879,141	$1,682,599	$1,661,847	$1,570,351	$1,571,193
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(181)	(208)	(236)	(269)	(303)
Total tangible equity	(a)	$1,544,355	$1,347,786	$1,327,006	$1,235,477	$1,236,285

TANGIBLE ASSETS
Total assets		$18,452,487	$18,376,612	$18,722,189	$18,390,839	$18,422,626
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(181)	(208)	(236)	(269)	(303)
Total tangible assets	(b)	$18,117,701	$18,041,799	$18,387,348	$18,055,965	$18,087,718
Risk-weighted assets	(c)	$15,165,038	$15,257,385	$15,153,263	$15,143,531	$14,966,614

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$(100,605)	$38,173	$33,888	$30,553	$41,204	$(62,432)	$88,849
Plus: Intangible amortization net of tax from continuing operations		20	20	25	25	25	40	167
Net income (loss) adjusted for intangible amortization		$(100,585)	$38,193	$33,913	$30,578	$41,229	$(62,392)	$89,016
Period end common shares outstanding	(d)	61,205,969	61,178,366	61,071,173	61,070,095	61,069,036

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		-29.05%	11.45%	10.70%	9.72%	13.28%	-9.18%	14.75%
Tangible equity/tangible assets	(a)/(b)	8.52%	7.47%	7.22%	6.84%	6.83%
Tangible equity/risk-weighted assets	(a)/(c)	10.18%	8.83%	8.76%	8.16%	8.26%
Tangible book value	(a)/(d)*1,000	$25.23	$22.03	$21.73	$20.23	$20.24

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,879,141	$1,682,599	$1,661,847	$1,570,351	$1,571,193
CECL transition adjustment		6,500	6,500	13,000	13,000	13,000
AOCI-related adjustments		91,557	227,154	219,723	287,888	265,704
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,758)	(370,205)	(370,212)	(370,219)	(370,227)
Other adjustments and deductions for CET1 (2)		(847)	(2,588)	(2,693)	(2,803)	(2,915)
CET1 capital	(e)	1,655,593	1,543,460	1,521,665	1,498,217	1,476,755
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,715,593	$1,603,460	$1,581,665	$1,558,217	$1,536,755

Common equity tier 1 capital ratio	(e)/(c)	10.92%	10.12%	10.04%	9.89%	9.87%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Six Months Ended
		6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

Net interest income (GAAP)	(a)	$141,029	$132,830	$136,742	$138,637	$139,904	$273,859	$277,499

Noninterest income (loss) (GAAP)		(141,286)	39,355	36,605	36,921	37,829	(101,931)	74,907
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	4,798	—	—	—	—	4,798	—
Visa C shares fair value adjustment (incl in Other, net)		(8,056)	—	—	—	—	(8,056)	—
Securities (gains) losses, net		182,792	—	—	—	—	182,792	—
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$38,248	$39,355	$36,605	$36,921	$37,829	$77,603	$74,907

Adjusted pre-provision revenue	(a)+(b)=(c)	$179,277	$172,185	$173,347	$175,558	$177,733	$351,462	$352,406

Noninterest expense (GAAP)		$118,326	$119,664	$126,195	$130,291	$121,621	$237,990	$239,210
Less:	Reduction in force expense (incl in Salaries and employee benefits)	—	—	(1,406)	—	—	—	—
Litigation settlement expense		—	—	—	(6,500)	—	—	—
Noninterest expense from adjusted continuing operations (Non-GAAP)	(d)	$118,326	$119,664	$124,789	$123,791	$121,621	$237,990	$239,210

PPNR (Non-GAAP)	(c)-(d)	$60,951	$52,521	$48,558	$51,767	$56,112	$113,472	$113,196

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended					Six Months Ended
	6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

Net income (loss) (GAAP) from continuing operations	$(100,605)	$38,173	$33,888	$30,553	$41,204	$(62,432)	$88,849

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	6,475	—	—	—	—	6,475	—
Loss on sale of 1-4 family mortgage loans	3,598	—	—	—	—	3,598	—
Visa C shares fair value adjustment	(6,042)	—	—	—	—	(6,042)	—
Securities gains (losses), net	137,094	—	—	—	—	137,094	—
Reduction in force expense	—	—	1,055	—	—	—	—
Litigation settlement expense	—	—	—	4,875	—	—	—
Net income adjusted for significant non-routine transactions (Non-GAAP)	$40,520	$38,173	$34,943	$35,428	$41,204	$78,693	$88,849

Diluted EPS from adjusted continuing operations	$0.66	$0.62	$0.57	$0.58	$0.67	$1.28	$1.45

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	-23.42%	9.16%	8.44%	7.66%	10.46%	-7.38%	11.54%
Return on average tangible equity from continuing operations	-29.05%	11.45%	10.70%	9.72%	13.28%	-9.18%	14.75%
Return on average assets from continuing operations	-2.16%	0.83%	0.72%	0.65%	0.88%	-0.67%	0.97%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	9.06%	9.16%	8.68%	8.87%	10.46%	9.11%	11.54%
Return on average tangible equity from adjusted continuing operations	11.14%	11.45%	10.98%	11.25%	13.28%	11.29%	14.75%
Return on average assets from adjusted continuing operations	0.87%	0.83%	0.74%	0.75%	0.88%	0.85%	0.97%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
June 30, 2024
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Six Months Ended
			6/30/2024	3/31/2024	12/31/2023	9/30/2023	6/30/2023	6/30/2024	6/30/2023

	Total noninterest expense (GAAP)		$118,326	$119,664	$126,195	$130,291	$121,621	$237,990	$239,210
Less:	Other real estate expense, net		(327)	(671)	184	40	(171)	(998)	(343)
	Amortization of intangibles		(27)	(28)	(33)	(34)	(34)	(55)	(223)
	Charitable contributions resulting in state tax credits		(300)	(300)	(325)	(325)	(325)	(600)	(650)
	Reduction in force expense		—	—	(1,406)	—	—	—	—
	Litigation settlement expense		—	—	—	(6,500)	—	—	—
	Adjusted noninterest expense (Non-GAAP)	(c)	$117,672	$118,665	$124,615	$123,472	$121,091	$236,337	$237,994

	Net interest income (GAAP)		$141,029	$132,830	$136,742	$138,637	$139,904	$273,859	$277,499
Add:	Tax equivalent adjustment		3,304	3,365	3,306	3,299	3,383	6,669	6,860
	Net interest income-FTE (Non-GAAP)	(a)	$144,333	$136,195	$140,048	$141,936	$143,287	$280,528	$284,359

	Noninterest income (loss) (GAAP)		$(141,286)	$39,355	$36,605	$36,921	$37,829	$(101,931)	$74,907
Add:	Partnership amortization for tax credit purposes		1,824	1,834	2,013	1,995	2,019	3,658	3,980
	Loss on sale of 1-4 family mortgage loans		4,798	—	—	—	—	4,798	—
	Securities (gains) losses, net		182,792	—	(39)	—	—	182,792	—
Less:	Visa C shares fair value adjustment		(8,056)	—	—	—	—	(8,056)	—
	Adjusted noninterest income (Non-GAAP)	(b)	$40,072	$41,189	$38,579	$38,916	$39,848	$81,261	$78,887

	Adjusted revenue (Non-GAAP)	(a)+(b)	$184,405	$177,384	$178,627	$180,852	$183,135	$361,789	$363,246

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	63.81%	66.90%	69.76%	68.27%	66.12%	65.32%	65.52%